EXHIBIT 99.1

La-Z-Boy Incorporated Reports First Quarter Results; Led By Retail And Wholesale Delivered Sales Growth And Wholesale Margin Expansion; Retail Written Sales Up 5%

Fiscal 2026 First Quarter Highlights:
•Retail segment written sales increased 5%
•Retail segment delivered sales increased 2%
–Added two stores
–Announced 15-store acquisition, which is expected to close in late October
•Wholesale segment delivered sales increased 1%
–Successful transition of our Arizona distribution center to new West Coast centralized hub
•GAAP operating margin of 4.5% and adjusted(1) operating margin of 4.8%
•GAAP diluted EPS of $0.44 and adjusted(1) diluted EPS of $0.47
•Generated $36 million in operating cash flow for the quarter

MONROE, Mich., August 19, 2025 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in the retail and manufacture of residential furniture, today reported first quarter results for the period ended July 26, 2025. For the quarter, sales totaled $492 million, down 1% against the prior year comparable period, reflecting growth in Retail and Wholesale segments, offset by a decline in Joybird sales. Operating margin was 4.5% for the quarter on a GAAP basis and 4.8% on an adjusted(1) basis. Diluted earnings per share totaled $0.44 on a GAAP basis and $0.47 on an adjusted(1) basis. The company returned $22 million to shareholders for the quarter.

First quarter total written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries®) grew 5% versus a year ago and written same-store sales (which exclude the impact of both newly opened stores and newly acquired stores) were down 4%, reflecting an increasingly challenged consumer.

Melinda D. Whittington, Board Chair, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “We were pleased to deliver sales and margin growth in our Wholesale segment for the quarter, primarily driven by our core North America La-Z-Boy wholesale business. In addition, our Retail segment grew delivered sales and written sales for the quarter. On top of this, during the quarter we announced the acquisition of a 15-store network in the Southeast region, further highlighting the multiple levers we have to grow our business. Investments in our Century Vision strategy to grow our Retail store footprint and expand brand reach, combined with soft industry demand, had a downward impact on our margin performance this quarter, and we are actively taking steps to adjust our near-term operations and prudently navigate the current environment. Our iconic brand, vertically integrated business model, and robust balance sheet are foundational to our continued strategic growth and position us to disproportionately benefit when industry tailwinds reemerge.

Demonstrating our continued progress on strengthening our core, we are pleased to have recently been named by Newsweek as one of America's Best Retailers in 2025, ranking #1 in the furniture category for the first time in our history. This recognition is a testament to our talented and dedicated team and our continued focus on further strengthening our product offerings, customer service, and in-store experience.

In addition, we formally launched our new brand identity last week rooted in our heritage of comfort and craftsmanship. The new identity serves as a symbol of change, a signal of vitality, and a platform for growth for the brand, and we are excited about the opportunities ahead.”

Whittington added, “While continuing to advance our Century Vision strategy and drive long-term shareholder value, we are balancing our optimism in the long-term industry fundamentals and our competitive positioning with a pragmatic approach to current uneven consumer demand. In addition to strengthening our core business, we are also evaluating all alternatives to address financial pressure from non-core parts of our enterprise.”

Second Quarter Outlook:
Taylor Luebke, SVP and Chief Financial Officer of La-Z-Boy Incorporated, said, “We expect fiscal second quarter sales to be in the range of $510-530 million and adjusted operating margin(2) to be in the range of 4.5-6.0%, reflecting our continued prudent investment on strategic growth pillars while also pragmatically navigating a continued challenging consumer and macroeconomic environment.”

Key Results:

(Unaudited, amounts in thousands, except per share data and percentages)	Quarter Ended
	7/26/2025	7/27/2024	Change
Sales	$492,229	$495,532	(1)%

GAAP operating income	21,987	32,370	(32)%
Adjusted operating income	23,495	32,764	(28)%

GAAP operating margin	4.5%	6.5%	(200) bps
Adjusted operating margin	4.8%	6.6%	(180) bps

GAAP net income attributable to La-Z-Boy Incorporated	18,204	26,159	(30)%
Adjusted net income attributable to La-Z-Boy Incorporated	19,335	26,453	(27)%

Diluted weighted average common shares	41,425	42,564

GAAP diluted earnings per share	$0.44	$0.61	(28)%
Adjusted diluted earnings per share	$0.47	$0.62	(24)%

Liquidity Measures:

	Quarter Ended			Quarter Ended
(Unaudited, amounts in thousands)	7/26/2025	7/27/2024	(Unaudited, amounts in thousands)	7/26/2025	7/27/2024
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$36,292	$52,318	Share repurchases	$12,505	$33,673
Capital expenditures	(18,461)	(15,620)	Dividends	9,012	8,371
Free cash flow	$17,831	$36,698	Cash returns to shareholders	$21,517	$42,044

(Unaudited, amounts in thousands)	7/26/2025	7/27/2024
Cash and cash equivalents	$318,544	$342,270

Fiscal 2026 First Quarter Results versus Fiscal 2025 First Quarter:
•Consolidated sales in the first quarter of fiscal 2026 decreased 1% to $492 million versus last year, as growth in our Retail and Wholesale business were more than offset by lower delivered sales in our Joybird business and in our international wholesale business due to a significant customer transition that began in the second quarter of fiscal 2025
•Consolidated GAAP operating margin was 4.5% versus 6.5%
–Consolidated adjusted(1) operating margin was 4.8% versus 6.6% last year, with change due to deleverage in Retail same-store sales and investment in new stores, partially offset by lower marketing investments, warranty expense, and input costs (led by favorable inbound ocean freight and improved sourcing)
•GAAP diluted EPS was $0.44 versus $0.61, and adjusted(1) diluted EPS was $0.47 versus $0.62 last year in the comparable period

Retail Segment:
•Sales:
–Written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries® stores) increased 5% compared to the year ago period driven by new and acquired stores
▪Written same-store sales decreased 4%, as lower traffic and consumer demand was partially offset by higher average ticket and design sales
–Delivered sales increased 2% to $207 million versus last year, driven by growth from new and acquired stores
•Operating Margin:
–GAAP operating margin was 6.3% versus 10.2%
▪Adjusted(1) operating margin was 6.3% versus 10.3%, with change due to deleverage in same-store sales and investment in new stores

Wholesale Segment:
•Sales:
–Sales increased 1% to $353 million versus last year, driven by growth in our core North America La-Z-Boy wholesale business and casegoods business, partially offset by the continued impact of a significant customer transition in our international wholesale business that began in the second quarter of fiscal 2025
•Operating Margin:
–GAAP operating margin was 7.1% versus 6.8%
▪Adjusted(1) operating margin was 7.5% versus 6.9%, with change driven by lower warranty and marketing expenses along with continued gross margin expansion in our core North America La-Z-Boy wholesale business partially offset by the impact of a significant customer transition in our international wholesale business

Corporate & Other:
•Joybird written sales decreased 14%, with continued store performance stronger than online business
•Joybird delivered sales decreased 20% to $28 million, with store performance stronger than the online business
•Operating loss increased versus the prior year comparable period, primarily due to lower Joybird delivered volume

Balance Sheet and Cash Flow, Fiscal 2026:
•Ended the quarter with $319 million in cash(3) and no external debt
•Generated $36 million in cash from operating activities
•Invested $18 million in capital expenditures, primarily related to La-Z-Boy Furniture Galleries® new stores and remodels, and manufacturing related investments
•Returned approximately $22 million to shareholders, including $13 million in share repurchases and $9 million in dividends

Conference Call:
La-Z-Boy will hold a conference call with the investment community on Wednesday, August 20, 2025, at 8:30 a.m. ET. The toll-free dial-in number is (888) 506-0062; international callers may use (973) 528-0011. Enter Participant Access Code: 990399.

The call will be webcast live, with corresponding slides, and archived on the internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at (877) 481-4010 and to international callers at (919) 882-2331. Enter Replay Passcode: 52802. The webcast replay will be available for one year.

Investor Relations Contact:
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

Media Contact:
Cara Klaer, (734) 598-0652
cara.klaer@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated brings the transformational power of comfort to people, homes, and communities around the world - a mission that began when its founders invented the iconic recliner in 1927. Today, the company operates as a vertically integrated furniture retailer and manufacturer, committed to uncompromising quality and compassion for its consumers.

The Retail segment consists of nearly 210 company-owned La-Z-Boy Furniture Galleries® stores and is part of a broader network of nearly 370 La-Z-Boy Furniture Galleries® that, with La-Z-Boy.com, serve customers nationwide. Joybird®, an omni-channel retailer and manufacturer of modern upholstered furniture, has 14 stores in the U.S. (one new store opened in fiscal 2026 Q2). In the Wholesale segment, La-Z-Boy manufactures comfortable, custom furniture for Furniture Galleries® and a variety of retail channels, England Furniture Co. offers custom upholstered furniture, and casegoods brands Kincaid®, American Drew®, and Hammary® provide pieces that make every room feel like home. To learn more, please visit: https://www.la-z-boy.com/.

Notes:
(1)Adjusted amounts for the first quarter of fiscal 2026 exclude:
•$1.3 million pre-tax, or $0.03 per diluted share, charges related to the distribution and home delivery transformation
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.2 million pre-tax, or less than $0.01 per diluted share, all included in operating income

Adjusted amounts for the first quarter of fiscal 2025 exclude:
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.4 million pre-tax, or $0.01 per diluted share, all included in operating income

Please refer to the accompanying “Reconciliation of GAAP to adjusted Financial Measures” and “Reconciliation of GAAP to adjusted Financial Measures: Segment Information” for detailed information on calculating the adjusted financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)This reference to adjusted operating margin for a future period is an adjusted financial measure. We have not provided a reconciliation of adjusted operating margin for future periods in this press release because such reconciliation cannot be provided without unreasonable efforts.

(3)Cash includes cash and cash equivalents.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, acquisitions, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2025 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Adjusted Financial Measures:
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), this press release also includes adjusted financial measures. Management uses these adjusted financial measures when assessing our ongoing performance. This press release contains references to adjusted operating income (on a consolidated basis and by segment), adjusted operating margin (on a consolidated basis and by segment), and adjusted net income attributable to La-Z-Boy Incorporated per diluted share, adjusted diluted earnings per share (and components thereof, including adjusted income before income taxes and adjusted net income attributable to La-Z-Boy Incorporated), each of which may exclude, as applicable, distribution and home delivery transformation charges and purchase accounting charges. The distribution and home delivery transformation charges in fiscal 2026 include accelerated lease expense, severance costs, and costs associated with establishing a new centralized hub in the western United States. The purchase accounting charges include the amortization of intangible assets and incremental expense upon the sale of inventory acquired at fair value. These adjusted financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such adjusted financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain adjusted financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, distribution and home delivery transformation charges are dependent on the timing, size, number and nature of the operations being opened or closed, consolidated or centralized, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Adjusted Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/26/2025	7/27/2024
Sales	$492,229	$495,532
Cost of sales	283,032	282,189
Gross profit	209,197	213,343
Selling, general and administrative expense	187,210	180,973
Operating income	21,987	32,370
Interest expense	(120)	(210)
Interest income	3,108	4,424
Other income (expense), net	(585)	(618)
Income before income taxes	24,390	35,966
Income tax expense	6,093	9,162
Net income	18,297	26,804
Net (income) loss attributable to noncontrolling interests	(93)	(645)
Net income attributable to La-Z-Boy Incorporated	$18,204	$26,159

Basic weighted average common shares	41,027	42,052
Basic net income attributable to La-Z-Boy Incorporated per share	$0.44	$0.62

Diluted weighted average common shares	41,425	42,564
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.44	$0.61

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	7/26/2025	4/26/2025
Current assets
Cash and equivalents	$318,544	$328,449
Receivables, net of allowance of $5,047 at 7/26/2025 and $5,042 at 4/26/2025	131,001	139,533
Inventories, net	252,120	255,285
Other current assets	91,572	82,421
Total current assets	793,237	805,688
Property, plant and equipment, net	345,262	339,212
Goodwill	205,629	205,590
Other intangible assets, net	50,991	51,161
Deferred income taxes – long-term	6,738	7,349
Right of use lease asset	461,394	452,848
Other long-term assets, net	62,702	60,314
Total assets	$1,925,953	$1,922,162

Current liabilities
Accounts payable	$99,725	$95,984
Lease liabilities, short-term	81,470	80,592
Accrued expenses and other current liabilities	235,095	244,215
Total current liabilities	416,290	420,791
Lease liability, long-term	420,235	410,265
Other long-term liabilities	61,406	59,130
Shareholders' Equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 41,207 outstanding at 7/26/2025 and 41,164 outstanding at 4/26/2025	41,207	41,164
Capital in excess of par value	388,546	385,601
Retained earnings	589,209	597,432
Accumulated other comprehensive loss	(2,795)	(3,574)
Total La-Z-Boy Incorporated shareholders' equity	1,016,167	1,020,623
Noncontrolling interests	11,855	11,353
Total equity	1,028,022	1,031,976
Total liabilities and equity	$1,925,953	$1,922,162

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/26/2025	7/27/2024
Cash flows from operating activities
Net income	$18,297	$26,804
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	(92)	(117)
(Gain)/loss on sale of investments	(94)	(80)
Provision for doubtful accounts	129	91
Depreciation and amortization	11,329	12,147
Amortization of right-of-use lease assets	20,234	22,722
Equity-based compensation expense	3,420	3,175
Change in deferred taxes	1,075	1,999
Change in receivables	8,498	17,783
Change in inventories	3,637	(6,912)
Change in other assets	(4,805)	(6,668)
Change in payables	4,653	952
Change in lease liabilities	(20,230)	(23,306)
Change in other liabilities	(9,759)	3,728
Net cash provided by operating activities	36,292	52,318

Cash flows from investing activities
Proceeds from disposals of assets	170	158
Capital expenditures	(18,461)	(15,620)
Purchases of investments	(117)	(2,813)
Proceeds from sales of investments	216	7,879
Acquisitions	(627)	(6,797)
Net cash used for investing activities	(18,819)	(17,193)

Cash flows from financing activities
Payments on finance lease liabilities	(225)	(145)
Payments for debt issuance costs	(784)	—
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(5,190)	7,874
Repurchases of common stock	(12,505)	(33,673)
Dividends paid to shareholders	(9,012)	(8,371)
Net cash used for financing activities	(27,716)	(34,315)

Effect of exchange rate changes on cash and equivalents	338	362
Change in cash and cash equivalents	(9,905)	1,172
Cash and cash equivalents at beginning of period	328,449	341,098
Cash and cash equivalents at end of period	$318,544	$342,270

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$6,233	$2,583

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/26/2025	7/27/2024
Sales
Wholesale segment:
Sales to external customers	$255,345	$256,020
Intersegment sales	97,612	94,880
Wholesale segment sales	352,957	350,900

Retail segment sales	207,150	202,370

Corporate and Other:
Sales to external customers	29,734	37,142
Intersegment sales	1,501	1,566
Corporate and Other sales	31,235	38,708

Eliminations	(99,113)	(96,446)
Consolidated sales	$492,229	$495,532

Operating Income (Loss)
Wholesale segment	$25,175	$23,999
Retail segment	13,120	20,649
Corporate and Other	(16,308)	(12,278)
Consolidated operating income	$21,987	$32,370

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL MEASURES

	Quarter Ended
(Amounts in thousands, except per share data)	7/26/2025	7/27/2024
GAAP gross profit	$209,197	$213,343
Purchase accounting charges (1)	—	140
Distribution transformation (2)	1,309	—
Adjusted gross profit	$210,506	$213,483

GAAP SG&A	$187,210	$180,973
Purchase accounting charges (3)	(199)	(254)
Adjusted SG&A	$187,011	$180,719

GAAP operating income	$21,987	$32,370
Purchase accounting charges	199	394
Distribution transformation charges	1,309	—
Adjusted operating income	$23,495	$32,764

GAAP income before income taxes	$24,390	$35,966
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	199	394
Distribution transformation charges	1,309	—
Adjusted income before income taxes	$25,898	$36,360

GAAP net income attributable to La-Z-Boy Incorporated	$18,204	$26,159
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	199	394
Tax effect of purchase accounting	(50)	(100)
Distribution transformation charges	1,309	—
Tax effect of distribution transformation	(327)	—
Adjusted net income attributable to La-Z-Boy Incorporated	$19,335	$26,453

GAAP net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.44	$0.61
Purchase accounting charges, net of tax, per share	—	0.01
Distribution transformation charges, net of tax, per share	0.03	—
Adjusted net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.47	$0.62
(1)Includes incremental expense upon the sale of inventory acquired at fair value.
(2)Includes accelerated lease expense, severance costs, and costs associated with establishing a new centralized hub in the western United States
(3)Includes amortization of intangible assets

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended
(Amounts in thousands)	7/26/2025	% of sales	7/27/2024	% of sales
GAAP operating income (loss)
Wholesale segment	$25,175	7.1%	$23,999	6.8%
Retail segment	13,120	6.3%	20,649	10.2%
Corporate and Other	(16,308)	N/M	(12,278)	N/M
Consolidated GAAP operating income	$21,987	4.5%	$32,370	6.5%

Adjusted items affecting operating income
Wholesale segment	$1,309		$55
Retail segment	—		140
Corporate and Other	199		199
Consolidated adjusted items affecting operating income	$1,508		$394

Adjusted operating income (loss)
Wholesale segment	$26,484	7.5%	$24,054	6.9%
Retail segment	13,120	6.3%	20,789	10.3%
Corporate and Other	(16,109)	N/M	(12,079)	N/M
Consolidated adjusted operating income	$23,495	4.8%	$32,764	6.6%

N/M - Not Meaningful